UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2013

COVIDIEN PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in charter)

Ireland	001-33259	98-0624794
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 On Hatch, Lower Hatch Street
Dublin 2, Ireland
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +353 (1) 438-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 18, 2013, the Board of Directors of Covidien plc (the “Company” or “Covidien”) approved a restructuring plan and delegated authority to the Company's management to determine the detail of the initiatives which will comprise the plan. The plan was developed to continue to drive efficiencies and improve the Company's cost structure. The plan will focus on creating efficiencies by, among other things, reducing corporate expense, expanding the use of shared services in low-cost locations, outsourcing services where appropriate, streamlining the Company's organizational structure, consolidating manufacturing locations, consolidating and optimizing distribution centers and expanding low-cost country sourcing.

The Company estimates that, in connection with implementing the restructuring program, it will record pre-tax charges of approximately $350 million to $450 million, most of which are expected to be incurred by the end of fiscal 2018. Savings from the restructuring program are targeted between $250 million to $300 million on an annualized basis once the program is fully implemented, with savings beginning in fiscal 2014 and accelerating in fiscal 2015. The Company anticipates that a substantial portion of the actions will be completed by the end of fiscal 2018.

Of this $350 million to $450 million, the Company estimates that approximately $100 million will be non-cash charges associated with facility closures and the remainder will relate primarily to severance and termination costs. Cash expenditures are expected to be in the range of $250 million to $350 million.

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about the Company's future business outlook, potential cost savings and the timing of any such savings, costs to achieve such savings, future investment in the business, actions required to obtain the savings, and the timing of future announcements. Any forward-looking statements contained herein are based on our management's current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to timely implement strategic initiatives in a manner that will positively impact our financial condition and results of operations; our ability to effectively introduce and market new products or keep pace with advances in technology; the reimbursement practices of a small number of large public and private insurers; cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations; intellectual property rights disputes; complex and costly regulation, including healthcare fraud and abuse regulations and the Foreign Corrupt Practices Act; manufacturing or supply chain problems or disruptions; rising commodity costs; recalls or safety alerts and negative publicity relating to Covidien or its product, product liability losses and other litigation liability; divestitures of some of our businesses or product lines; our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses; competition; risks associated with doing business outside of the United States; foreign currency exchange rates; and environmental remediation costs. These and other factors are identified and described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 28, 2012, and in subsequent filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PUBLIC LIMITED COMPANY

By:	/s/ Richard G. Brown, Jr.
Richard G. Brown, Jr.
Vice President, Chief Accounting Officer and
Corporate Controller
Date: September 18, 2013